EXHIBIT 99.1

II-VI Incorporated Reports Fiscal 2015 Third Quarter Earnings; Achieved a Book to Bill Ratio of 1.07 on Increasing Revenues; Record Bookings and Backlog

  Operating Income Doubled Compared to Q3 FY14
  Net Earnings Increased 70% to $0.23 Per Share Compared to Q3 FY14

PITTSBURGH, April 28, 2015 (GLOBE NEWSWIRE) -- II-VI Incorporated (Nasdaq:IIVI) ("II-VI" or the "Company") today reported results for its third fiscal quarter ended March 31, 2015.

Francis J. Kramer, Chairman and Chief Executive Officer said, "We had a solid quarter. We continued to accomplish our goals to put the Laser Solutions and Photonics acquisition on a solid foundation. The Laser Enterprise wafer fab is operating on a more consistent basis and going forward, we expect this to drive synergies at other divisions. Our revenue growth was all organic, 5% year over year and 3% sequentially absorbing considerable currency effects. Year to date margin performance remained strong and book to bill ratio increased to 1.07 with strong bookings from Photonics.

	Table 1
	$ Millions, except per share amounts and %
	(Unaudited)

	Three Months Ended			Nine Months Ended

	Mar 31, 2015	Dec 31, 2014	Mar 31, 2014	Mar 31, 2015	Mar 31, 2014

Bookings(1)	$ 195.7	$ 186.8	$ 187.5	$ 564.2	$ 497.9
Revenues	$ 182.7	$ 176.8	$ 173.6	$ 545.3	$ 495.3
Operating income	$ 17.7	$ 16.5	$ 8.7	$ 53.6	$ 31.8
Net earnings	$ 14.5	$ 22.1	$ 8.5	$ 48.9	$ 25.8
Diluted earnings per share	$ 0.23	$ 0.35	$ 0.13	$ 0.78	$ 0.40
Adjusted diluted earnings per share(2)	$ 0.23	$ 0.24	$ 0.13	$ 0.67	$ 0.40

Other Selected Financial Metrics
Gross margin	36.0%	35.7%	31.5%	36.1%	33.2%
Operating margin	9.7%	9.3%	5.0%	9.8%	6.4%
Adjusted EBITDA margin(2)	15.8%	17.6%	13.6%	16.7%	14.9%
Adjusted return on sales(2)	7.9%	8.5%	4.9%	7.7%	5.2%

(1) Bookings are orders expected to convert to revenues within the next twelve months.
(2) EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. Adjusted EBITDA, adjusted diluted earnings per share and adjusted return on sales excludes a one-time settlement that occurred in the Company's current second fiscal quarter related to certain payment obligations. See Tables 7 and 8 for Reconciliation of Reported Earnings to Non-GAAP Earnings.

As discussed below under "Use of Non-GAAP Financial Measures," the Company is presenting certain non-GAAP financial measures in this release. Investors should consider non-GAAP adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with generally accepted accounting principles ("GAAP"). Please refer to the attached schedules for the applicable GAAP to non-GAAP reconciliations.

Outlook

For the fourth fiscal quarter ending June 30, 2015, the Company currently forecasts revenues to range from $185 million to $193 million and earnings per share from continuing operations to range from $0.20-$0.24 per share-diluted. Comparable results for the quarter ended June 30, 2014 were revenues of $187.9 million and earnings per share from continuing operations of $0.20 per share-diluted. All financial performance measures included in these forecasts and their respective historical references were prepared in accordance with GAAP. As discussed in more detail below, actual results may differ from these forecasts due to various factors including, but not limited to, changes in product demand, competition and general economic conditions.

Segment Simplification

As of July 1, 2014, the Company realigned from five to three reporting segments and reports its financial results as follows: (i) II-VI Laser Solutions, (ii) II-VI Photonics, and (iii) II-VI Performance Products. Segment information for all periods presented reflects the updated segment organization.

  II-VI Laser Solutions contains the former Infrared Optics segment, the semiconductor laser portion of the former Active Optical Products segment, and smaller units of high-power laser technology from the former Near-Infrared Optics segment.

  II-VI Photonics contains the remaining majority of the former Near-Infrared Optics segment as well as the pump laser and optical amplifier businesses of the former Active Optical Products segment.

  II-VI Performance Products contains the former Military & Materials and the former Advanced Products Group segments.

Segment Information

Operating income is defined as net income before income taxes, interest expense and other expense or income, net.

Table 2
Segment Bookings, Revenues, Operating Income and Margins
$ Millions, except %
(Unaudited)
	Three Months Ended			Nine Months Ended

	Mar 31, 2015	Dec 31, 2014	Mar 31, 2014	Mar 31, 2015	Mar 31, 2014

Bookings:
II-VI Laser Solutions	$ 72.8	$ 67.5	$ 67.2	$ 210.3	$ 180.9
II-VI Photonics	72.0	66.1	63.2	204.4	156.0
II-VI Performance Products	50.9	53.2	57.1	149.5	161.0
Total Bookings	$ 195.7	$ 186.8	$ 187.5	$ 564.2	$ 497.9

Revenues:
II-VI Laser Solutions	$ 73.3	$ 67.7	$ 63.3	$ 213.8	$ 182.8
II-VI Photonics	64.3	60.9	58.3	188.8	155.3
II-VI Performance Products	45.1	48.2	52.0	142.7	157.2
Total Revenues	$ 182.7	$ 176.8	$ 173.6	$ 545.3	$ 495.3

Operating Income:
II-VI Laser Solutions	$ 14.1	$ 12.2	$ 4.0	$ 39.2	$ 16.4
II-VI Photonics	0.6	0.4	0.2	3.1	0.8
II-VI Performance Products	3.0	3.9	4.5	11.3	14.6
Total Operating Income	$ 17.7	$ 16.5	$ 8.7	$ 53.6	$ 31.8

Operating Margin:
II-VI Laser Solutions	19.2%	18.0%	6.3%	18.3%	9.0%
II-VI Photonics	0.9%	0.7%	0.3%	1.6%	0.5%
II-VI Performance Products	6.7%	8.1%	8.7%	7.9%	9.3%
Total Operating Margin	9.7%	9.3%	5.0%	9.8%	6.4%

Table 3
Reconciliation of Operating Income to Net Earnings
$ Millions
(Unaudited)
	Three Months Ended			Nine Months Ended

	Mar 31, 2015	Dec 31, 2014	Mar 31, 2014	Mar 31, 2015	Mar 31, 2014

Operating income	$ 17.7	$ 16.5	$ 8.7	$ 53.6	$ 31.8
Interest expense	0.9	1.0	1.4	3.1	3.1
Other expense (income), net	1.5	(9.3)	(1.7)	(6.1)	(2.8)
Income taxes	0.8	2.7	0.5	7.7	5.8
Income from discontinued operation	--	--	--	--	(0.1)
Net Earnings	$ 14.5	$ 22.1	$ 8.5	$ 48.9	$ 25.8

Table 4
Reconciliation of Operating Income to Adjusted EBITDA
$ Millions
(Unaudited)
	Three Months Ended			Nine Months Ended

	Mar 31, 2015	Dec 31, 2014	Mar 31, 2014	Mar 31, 2015	Mar 31, 2014

Operating income, net	$ 17.7	$ 16.5	$ 8.7	$ 53.6	$ 31.8
Depreciation and amortization	12.6	13.0	13.2	39.2	39.4
Other income (expense)	(1.5)	9.3	1.7	6.1	2.8
Settlement agreement	--	(7.7)	--	(7.7)	--
Adjusted EBITDA	$ 28.8	$ 31.1	$ 23.6	$ 91.2	$ 74.0

Table 5
Reconciliation of Adjusted EBITDA to Net Earnings
$ Millions
(Unaudited)
	Three Months Ended			Nine Months Ended

	Mar 31, 2015	Dec 31, 2014	Mar 31, 2014	Mar 31, 2015	Mar 31, 2014

Adjusted EBITDA	$ 28.8	$ 31.1	$ 23.6	$ 91.2	$ 74.0
Settlement agreement	--	7.7	--	7.7	--
EBITDA	28.8	38.8	23.6	98.9	74.0
Interest expense	0.9	1.0	1.4	3.1	3.1
Depreciation and amortization	12.6	13.0	13.2	39.2	39.4
Income taxes	0.8	2.7	0.5	7.7	5.8
Income from discontinued operation	--	--	--	--	(0.1)
Net Earnings	$ 14.5	$ 22.1	$ 8.5	$ 48.9	$ 25.8

Table 6
Other Selected Financial Information
$ Millions, except share information
(Unaudited)
	Three Months Ended			Nine Months Ended
	Mar 31, 2015	Dec 31, 2014	Mar 31, 2014	Mar 31, 2015	Mar 31, 2014

Cash paid for capital expenditures	$ 8.6	$ 10.1	$ 6.5	$ 40.2	$ 20.8
Net borrowings (payments) on indebtedness	$ (24.5)	$ (24.0)	$ (20.0)	$ (53.5)	$ 149.0
Share-based compensation expense, pre-tax	$ 2.6	$ 2.4	$ 2.5	$ 8.6	$ 9.7
Cash paid for shares repurchased through the Company's share repurchase program	$ 1.4	$ 5.0	$ 11.0	$ 12.7	$ 11.0
Shares repurchased through the Company's share repurchase program	82,115	372,739	750,000	936,049	750,000
Average shares outstanding – Diluted	62,512,551	62,276,212	63,746,042	62,604,672	63,869,784

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Tuesday, April 28, 2015 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company's web site at www.ii-vi.com as well as at http://tinyurl.com/nd39cc6.  A replay of the webcast will be available for two weeks following the call.

Use of Non-GAAP Financial Measures

The Company has disclosed adjusted financial measurements in this press release that present financial information considered to be non-GAAP financial measures. These measurements are not a substitute for GAAP measurements, although the Company's management uses these measurements as an aid in monitoring the Company's on-going financial performance. The adjusted non-GAAP net earnings and adjusted non-GAAP earnings per share measure the earnings of the Company, excluding non-recurring or unusual items that are considered by management to be outside of the Company's standard operations. There are limitations associated with the use of non-GAAP financial measures, including that such measures may not be entirely comparable to similarly titled measures used by other companies, due to potential differences among calculation methodologies. Thus, there can be no assurance that items excluded from the non-GAAP financial measures will not occur in the future, or that there could be cash costs associated with items excluded from the non-GAAP financial measures. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and opto-electronic components is a vertically integrated manufacturing company that develops innovative products for diversified applications in the industrial, optical communications, military, life sciences, semiconductor equipment, and consumer markets. Headquartered in Saxonburg, Pennsylvania, with research and development, manufacturing, sales, service, and distribution facilities worldwide, the Company produces a wide variety of application-specific photonic and electronic materials and components, and deploys them in various forms including integrated with advanced software to enable our customers' success.

Forward-looking Statements

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it in this release have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2014; (iii) the purchasing patterns of customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the Company's ability to assimilate recently acquired businesses, and risks, costs and uncertainties associated with such acquisitions; and/or (vii) the Company's ability to devise and execute strategies to respond to market conditions. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
($000 except per share data)

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Revenues
Net sales:
Domestic	$ 68,233	$ 68,695	$ 54,424
International	114,476	108,041	119,131
Total Revenues	182,709	176,736	173,555

Costs, Expenses & Other Expense (Income)
Cost of goods sold	116,984	113,718	118,865
Internal research and development	12,874	12,845	12,099
Selling, general and administrative	35,192	33,642	33,848
Interest expense	844	1,038	1,412
Other expense (income), net	1,534	(9,295)	(1,694)
Total Costs, Expenses, & Other Expense (Income)	167,428	151,948	164,530

Earnings Before Income Taxes	15,281	24,788	9,025

Income Taxes	773	2,692	494
Net Earnings	$ 14,508	$ 22,096	$ 8,531
Diluted Earnings Per Share:
Consolidated	$ 0.23	$ 0.35	$ 0.13

Basic Earnings Per Share:
Consolidated	$ 0.24	$ 0.36	$ 0.14

Average Shares Outstanding - Diluted	62,513	62,276	63,746
Average Shares Outstanding - Basic	61,082	61,129	62,355

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
($000 except per share data)

	Nine Months Ended
	March 31, 2015	March 31, 2014
Revenues
Net sales:
Domestic	$ 198,909	$ 178,683
International	346,369	316,657
Total Revenues	545,278	495,340

Costs, Expenses & Other Expense (Income)
Cost of goods sold	348,676	330,945
Internal research and development	38,662	31,201
Selling, general and administrative	104,354	101,412
Interest expense	3,086	3,064
Other expense (income), net	(6,079)	(2,766)
Total Costs, Expenses, & Other Expense (Income)	488,699	463,856

Earnings from Continuing Operations Before Income Taxes	56,579	31,484

Income Taxes	7,673	5,823

Earnings from Continuing Operations	48,906	25,661

Earnings from Discontinued Operation, net of income taxes	--	133

Net Earnings	$ 48,906	$ 25,794

Diluted Earnings Per Share:
Continuing operations	$ 0.78	$ 0.40
Discontinued operation	$ --	$ --
Consolidated	$ 0.78	$ 0.40

Basic Earnings Per Share:
Continuing operations	$ 0.80	$ 0.41
Discontinued operation	$ --	$ --
Consolidated	$ 0.80	$ 0.41

Average Shares Outstanding - Diluted	62,605	63,870
Average Shares Outstanding - Basic	61,319	62,426

II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
($000)

	March 31, 2015	June 30, 2014
Assets
Current Assets
Cash and cash equivalents	$ 154,703	$ 174,660
Accounts receivable	134,982	136,723
Inventories	164,401	165,873
Deferred income taxes	12,193	11,118
Prepaid and refundable income taxes	7,139	4,440
Prepaid and other current assets	15,429	12,917
Total Current Assets	488,847	505,731
Property, plant & equipment, net	202,073	208,939
Goodwill	195,634	196,145
Other intangible assets, net	125,399	136,404
Investment	12,296	11,589
Deferred income taxes	5,170	4,038
Other assets	8,849	9,080
Total Assets	$ 1,038,268	$ 1,071,926

Liabilities and Shareholders' Equity
Current Liabilities
Current portion of long-term debt	$ 20,000	$ 20,000
Accounts payable	40,960	45,767
Accruals and other current liabilities	69,339	69,298
Total Current Liabilities	130,299	135,065
Long-term debt	168,002	221,960
Deferred income taxes	7,464	7,440
Other liabilities	21,641	32,418
Total Liabilities	327,406	396,883
Total Shareholders' Equity	710,862	675,043
Total Liabilities and Shareholders' Equity	$ 1,038,268	$ 1,071,926

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
($000)

	Nine Months Ended March 31,
	2015	2014
Cash Flows from Operating Activities
Net cash provided by:
Continuing operations	$ 85,703	$ 67,408
Discontinued operation	--	1,197
Net cash provided by operating activities	85,703	68,605

Cash Flows from Investing Activities
Additions to property, plant and equipment	(40,163)	(20,767)
Purchases of businesses, net of cash acquired	--	(177,676)
Other investing activities	64	226
Net cash used in investing activities	(40,099)	(198,217)

Cash Flows from Financing Activities
Proceeds from borrowings	3,000	183,000
Payments on borrowings	(56,500)	(34,000)
Purchases of treasury stock	(12,729)	(10,957)
Payment of redeemable non-controlling interest	--	(8,789)
Payments on earn-out arrangements	(2,350)	(2,200)
Proceeds from exercises of stock options	4,058	3,613
Other financing activities	(610)	(1,375)
Net cash (used in) provided by financing activities	(65,131)	129,292

Effect of exchange rate changes on cash and cash equivalents	(430)	578

Net (decrease) increase in cash and cash equivalents	(19,957)	258

Cash and Cash Equivalents at Beginning of Period	174,660	185,433
Cash and Cash Equivalents at End of Period	$ 154,703	$ 185,691

Table 7
II-VI Incorporated and Subsidiaries
Reconciliation of Selected Non-GAAP Financial Measurements
($ Millions, except per share amounts)

Reconciliation of Reported Earnings to Non-GAAP Earnings
(Unaudited)

Three Months Ended

	Mar 31, 2015	Dec 31, 2014	Mar 31, 2014

Reported Earnings	$ 14.5	$ 22.1	$ 8.5

Subtract:
Settlement agreement	--	(7.7)	--

Income tax impact on unusual items	--	0.6	--

Adjusted Non-GAAP Earnings	$ 14.5	$ 15.0	$ 8.5

Per share data:
Reported Earnings:
Earnings - Diluted Earnings Per Share:	$ 0.23	$ 0.35	$ 0.13
Earnings - Basic Earnings Per Share:	$ 0.24	$ 0.36	$ 0.14

Per share, After-Tax Impact of Special Items on:
Earnings - Diluted Earnings Per Share:	$ --	$ (0.11)	$ --
Earnings - Basic Earnings Per Share:	$ --	$ (0.12)	$ --

Adjusted Non-GAAP Earnings:
Adjusted Non-GAAP Earnings - Diluted Earnings Per Share:	$ 0.23	$ 0.24	$ 0.13
Adjusted Non-GAAP Earnings - Basic Earnings Per Share:	$ 0.24	$ 0.25	$ 0.14

Table 8
II-VI Incorporated and Subsidiaries
Reconciliation of Selected Non-GAAP Financial Measurements
($ Millions, except per share amounts)

Reconciliation of Reported Earnings to Non-GAAP Earnings
(Unaudited)

Nine Months Ended

	Mar 31, 2015	Mar 31, 2014

Reported Earnings	$ 48.9	$ 25.7

Subtract:
Settlement agreement	(7.7)	--

Income tax impact on unusual items	0.6	--

Adjusted Non-GAAP Earnings from Continuing Operations	$ 41.8	$ 25.7

Per share data:
Reported Earnings:
Earnings - Diluted Earnings Per Share:	$ 0.78	$ 0.40
Earnings - Basic Earnings Per Share:	$ 0.80	$ 0.41

Per share, After-Tax Impact of Special Items on:
Earnings - Diluted Earnings Per Share:	$ (0.11)	$ --
Earnings - Basic Earnings Per Share:	$ (0.12)	$ --

Adjusted Non-GAAP Earnings:
Adjusted Non-GAAP Earnings - Diluted Earnings Per Share:	$ 0.67	$ 0.40
Adjusted Non-GAAP Earnings - Basic Earnings Per Share:	$ 0.68	$ 0.41
CONTACT: II-VI Incorporated
         Mary Jane Raymond, Chief Financial Officer
         (724) 352-4455